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                                                                     EXHIBIT 5.1


                     [SIDLEY AUSTIN BROWN & WOOD LETTERHEAD]



                               November 15, 2001


CPL Transition Funding LLC
1 Riverside Plaza
Columbus, Ohio 43215

         Re: CPL Transition Funding LLC

Ladies and Gentlemen:

         We have acted as special counsel to CPL Transition Funding LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the Registration Statement being filed on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of transition notes (the "Transition Notes") of the Company to be offered in such manner as described in the form of the prospectus (the "Prospectus") included as part of the Registration Statement. The Transition Notes are to be issued under an Indenture (the "Indenture") between the Company and U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States of America, as indenture trustee (the "Indenture Trustee").

         We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Transition Notes. We have examined and relied upon originals, or copies of originals, certified or otherwise identified to our satisfaction of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and other instruments, and examined such questions of law and satisfied ourselves to such matters of fact as we deemed relevant or necessary as a basis for this letter. In rendering the opinions expressed in this letter, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of any copies thereof submitted to us for examination. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company or others.

         Based upon the foregoing, we are of the opinion that:


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SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO


CPL Transition Funding LLC
November 15, 2001
Page 2



         1. The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

         2. The Company has limited liability company power and authority to execute and deliver the Indenture and to authorize and issue the Transition Notes and to perform its obligations under the Indenture and the Transition Notes.

         3. Each series of Transition Notes will be legally issued and binding obligations of the Company, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' and contracting parties rights generally or general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any post-effective amendments), shall have become effective under the Securities Act; (ii) the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Indenture Trustee; (iii) a Prospectus Supplement with respect to such series of Transition Notes shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424 under the Securities Act; (iv) all necessary orders, approvals and authorizations for the Company's purchase of the transition property from Central Power & Light Company, a Texas corporation ("CPL"), in exchange for the net proceeds of the Transition Notes, shall have been obtained by the Company; (v) the Transition Property Purchase and Sale Agreement between the Company and CPL, as seller, shall have been executed and delivered; (vi) the Transition Property Servicing Agreement between the Company and CPL, as servicer, shall have been executed and delivered; (vii) the Company shall have taken appropriate limited liability company action authorizing the issuance and sale of such series of Transition Notes as contemplated by the Registration Statement and the Indenture; and (viii) such series of Transition Notes shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

         For the purposes of this letter, we have assumed that there will be no changes in the laws currently applicable to the Company and the validity, legally binding character or enforceability of the Transition Notes, and that such laws will be the only laws applicable to the Company and the Transition Notes.

         This letter is limited to the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America. We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to sales of the Transition Notes.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the


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SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO


CPL Transition Funding LLC
November 15, 2001
Page 3




category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations of the Commission. Except as stated above, without our prior written consent, this letter may not be furnished or quoted to, or relied upon by, any other person for any purpose.





                                                  Very truly yours,

                                                  /s/ Sidley Austin Brown & Wood